EXHIBIT 99.1

COMMUNITY
CAPITAL                                                       NEWS
CORPORATION                                                   RELEASE
-------------------------------------------------------
For Further Information:
R. Wesley Brewer, EVP/CFO
864/941-8290 or email: wbrewer@capitalbanksc.com
Lee Lee M. Lee, Vice President/ Investor Relations
864/941-8242 or email: llee@capitalbanksc.com

July 16, 2003


              COMMUNITY CAPITAL CORPORATION REPORTS A NINE PERCENT
                        SECOND QUARTER EARNINGS INCREASE

Greenwood, SC - Community Capital Corporation (AMEX: CYL) reports operating results for the six months ending June 30, 2003.

Net income for the three months ended June 30, 2003 was $1,251,000, up nine percent from $1,149,000 reported in the same period last year. Earnings per share for the quarter were $0.34, a six percent increase over $0.32 reported in 2002.

Year to date income for the six months ended June 30, 2003 was $2,451,000 versus $2,303,000 an increase of six percent. Year to date diluted earnings per share were $0.67, up five percent compared to $0.64 in 2002.

Return on average assets was 1.27 percent for the second quarter of 2003 compared to 1.30 percent for the same period in 2002. Return on average equity was 11.30 percent compared to 11.30 percent in 2002. Total assets increased 11 percent from $362,998,000 at June 30, 2002 to $403,406,000 at June 30, 2003.
Total loans were $311,147,000 compared to $277,641,000, up 12 percent. Total deposits increased 15 percent from $262,923,000 to $302,611,000. Shareholders' equity at June 30, 2003 was $46,944,000, up nine percent over the same period in 2002.

William G. Stevens, President and Chief Executive Officer, commented on the company's latest performance, stating, "We have been successful in maintaining a strong margin during a period of rapidly declining interest rates. Our margin strength coupled with our deposit and loan growth have afforded us the ability to generate steady increases in earnings on a quarter to quarter basis while continuing to add overhead through branch expansion."

Community Capital Corporation (AMEX: CYL) is the corporate parent of CapitalBank, which was formed January 2001 during a restructuring that consolidated the company's operations to a single subsidiary. CapitalBank operates 14 branches throughout South Carolina. The bank offers a full range of banking services, including a wealth management group featuring a wide array of financial services, with personalized attention, local decision making and strong emphasis on the needs of individuals and small to medium-sized businesses.

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                               www.comcapcorp.com

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Quarterly Report on Form 10-Q for the year ended March 31, 2003.
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

INCOME STATEMENT DATA
(In thousands, except per share)

                                                             Three Months Ended                        Six Months Ended
                                                                  June 30                                  June 30
                                                     -------------------------------          -------------------------------
                                                     (Unaudited)                              (Unaudited)
                                                        2003                  2002               2003                2002
                                                     -----------          -----------         -----------         -----------
Interest Income                                        5,373                 5,546             10,701               11,099
Interest Expense                                       1,672                 1,912              3,439                3,899
Net Interest Income                                    3,701                 3,634              7,262                7,200
Provision for Loan Losses                                 37                   213                143                  323
Net Int. Income After Provision                        3,664                 3,421              7,119                6,877
Non-Interest Income                                    1,305                 1,005              2,465                1,996
Non-Interest Expense                                   3,249                 2,869              6,323                5,806
Gain on Sale of Securities                                11                     0                 50                  106
Income Before Taxes                                    1,731                 1,557              3,311                3,173
Income Tax Expense                                       480                   408                860                  870
Net Income                                             1,251                 1,149              2,451                2,303
Primary Earnings Per Share                             $0.36                 $0.34              $0.70                $0.68
Diluted Earnings Per Share                             $0.34                 $0.32              $0.67                $0.64
Average Shares Outstanding (Fully Diluted)         3,667,143             3,646,866          3,679,351            3,600,391
Return on Average Assets                               1.27%                 1.30%              1.27%                1.33%
Return on Average Equity                              11.30%                11.30%             11.21%               11.71%
Net Interest Margin                                    4.23%                 4.57%              4.25%                4.64%
Efficiency Ratio                                      63.42%                60.24%             63.46%               61.49%

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

BALANCE SHEET DATA
(In thousands, except per share data)                                  June 30

                                                                      2003                   2002
                                                                   (Unaudited)
                                                                   -----------            ---------
Total Assets                                                        403,406                362,998
Investment Securities                                                50,921                 59,834
Loans                                                               311,147                277,641
Allowance for Loan Losses                                             4,324                  4,347
Total Deposits                                                      302,611                262,923
Other Borrowings                                                     51,605                 54,642
Shareholders' Equity                                                 46,944                 42,908
Book Value Per Share                                                 $13.22                 $12.14
Equity to Assets                                                     11.64%                 11.82%
Loan to Deposit Ratio                                               102.82%                105.60%
Allowance for Loan Losses/Loans                                       1.39%                  1.57%
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

Average Balances:
                                                            Three Months Ended                            Six Months Ended
                                                                  June 30                                      June 30
                                                        -------------------------------          --------------------------------
                                                           2003                                     2003
                                                        (Unaudited)            2002              (Unaudited)             2002
                                                        -----------         -----------          -----------          -----------
Average Total Assets                                      394,971             354,182              389,027              348,287
Average Loans                                             306,771             270,470              301,011              262,924
Average Earning Assets                                    361,769             329,813              356,796              323,429
Average Deposits                                          293,761             258,497              284,130              256,200
Average Other Borrowings                                   53,392              52,167               57,140               48,079
Average Shareholders' Equity                               45,730              41,085               45,279               40,200
Asset Quality:
Non-performing loans                                        1,678               1,584                1,678                1,584
Net charge-offs                                                44                  49                  100                   79
Net charge-offs to average loans                            0.01%               0.02%                0.03%                0.03%

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